Exhibit 3.14

AMERIMAX RICHMOND COMPANY

AMENDED AND RESTATED BY-LAWS

AMERIMAX RICHMOND COMPANY

INDEX TO AMENDED AND RESTATED BY-LAWS

ARTICLE ONE

Offices

1.1	Registered Office and Agent	1
1.2	Other Offices	1

ARTICLE TWO

Stockholders’ Meetings

2.1	Place of Meetings	1
2.2	Annual Meetings	1
2.3	Special Meetings	1
2.4	Notice of Meetings	1
2.5	Quorum	1
2.6	Voting of Shares	2
2.7	Proxies	2
2.8	Presiding Officer	2
2.9	Adjournments	2
2.10	Action of Stockholders Without a Meeting	2

ARTICLE THREE

The Board of Directors

3.1	General Powers	2
3.2	Number, Election and Term of Office	3
3.3	Removal	3
3.4	Vacancies	3
3.5	Compensation	3
3.6	Committees of the Board of Directors	3

ARTICLE FOUR

Meetings of the Board of Directors

4.1	Regular Meetings	3
4.2	Special Meetings	3
4.3	Place of Meetings	3
4.4	Notice of Meetings	3
4.5	Quorum	4
4.6	Vote Required for Action	4
4.7	Action by Directors Without a Meeting	4

4.8	Adjournments	4
4.9	Participation by Conference Telephone	4
4.10	Presiding Officer	4

ARTICLE FIVE

Notice and Waiver

5.1	Procedure	4
5.2	Waiver	4

ARTICLE SIX

Officers

6.1	Number	5
6.2	Election and Term	5
6.3	Compensation	5
6.4	Removal	5
6.5	President	5
6.6	Vice Presidents	5
6.7	Secretary	6
6.8	Treasurer	6
6.9	Controller	6
6.10	Assistant Secretary and Assistant Treasurer	6
6.11	Bonds	6

ARTICLE SEVEN

Dividends

7.1	Time and Conditions of Declaration	6
7.2	Reserves	6
7.3	Stock Dividends — Unissued Shares	7
7.4	Stock Splits	7

ARTICLE EIGHT

Shares

8.1	Authorization and Issuance of Shares	7
8.2	Stock Certificates	7
8.3	Rights of Corporation with Respect to Registered Owners	7
8.4	Transfer of Stock	7
8.5	Lost, Stolen or Destroyed Certificates	8
8.6	Fixing of Record Date	8
8.7	Record Date if None Fixed	8

ARTICLE NINE

Indemnification

9.1	Right to Indemnification	8
9.2	Right of Claimant to Bring Suit	9
9.3	Non-Exclusivity of Rights	9
9.4	Insurance	9
9.5	Expenses as a Witness	9
9.6	Indemnity Agreements	9

ARTICLE TEN

Books and Records

10.1	Inspection of Books and Records	10
10.2	Fiscal Year	10
10.3	Seal	10
10.4	Annual Statement	10

ARTICLE ELEVEN

Amendments

11.1	Power to Amend By-Laws	10
11.2	Conditions	10

AMERIMAX RICHMOND COMPANY

ARTICLE ONE

Offices

1.1                      Registered Office and Agent.  The Corporation shall maintain a registered office in the State of Indiana and shall have a registered agent whose business office is identical with such registered office.

1.2                      Other Offices.  The Corporation may have offices at such place or places within or without the State of Indiana as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE TWO

Stockholders’ Meetings

2.1                      Place of Meetings.  Meetings of the stockholders shall be held at any place within or without the State of Indiana as set forth in the notice thereof or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver or, if no place is so specified, at the registered office of the Corporation.

2.2                      Annual Meetings.  The annual meeting of stockholders shall be held on the second Friday in March unless that day be a legal holiday, and in that event, on the next succeeding business day, or at such other date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, for the purpose of electing Directors and transacting any and all business that may properly come before the meeting.

2.3                      Special Meetings.  Special meetings of the stockholders may be called at any time by the President, the Board of Directors, or by the Secretary of the Corporation upon the written request of the holders of fifty percent (50%) or more of all the shares entitled to vote.

2.4                      Notice of Meetings.  Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each stockholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than ten days nor more than sixty days before the date thereof, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Indiana Business Corporation Law requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.5                      Quorum.  At all meetings of the stockholders, the presence, in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Certificate of Incorporation or by these By-Laws. The stockholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.6                      Voting of Shares.  Except as otherwise provided by statute or the Certificate of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders except as otherwise provided herein. Voting on all matters shall by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands a vote by ballot, in which case each ballot shall state the name of the stockholder voting and the number of shares voted by such stockholder, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.7                      Proxies.  A stockholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the stockholder or by an attorney-in-fact. A proxy shall not be valid after eleven months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the Secretary of the stockholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee shall determine the validity or invalidity of any proxy submitted and reference by the Secretary in the minutes of the meeting to the validity of the proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of quorum at such meeting and for all other purposes.

2.8                      Presiding Officer.  The President, or in his or her absence, a Vice President, shall serve as Chairman of every stockholders’ meeting unless some other person is elected to serve as Chairman by a majority vote of the shares represented at the meeting. The Chairman shall appoint such person as he or she deems required to assist with the meeting. The Secretary, or in his or her absence the Assistant Secretary, shall record the minutes of the meeting.

2.9                      Adjournments.  Any meeting of the stockholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.10                Action of Stockholders Without a Meeting.  Any action which may be taken at a meeting of the stockholders may be taken without a meeting if a written consent, setting forth the action authorized, shall be signed by each of the stockholders entitled to vote on such action. Such written consent shall have the same effect as a unanimous vote of the stockholders at a special meeting called for the purpose of considering the action authorized and shall be filed in the minute book of the Corporation by the Officer having custody of the corporate books and records.

ARTICLE THREE

The Board of Directors

3.1                      General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things except those acts and things which by law, by a legal agreement among stockholders, by the Certificate of Incorporation or by these By-Laws are required to be or done by the stockholders.

3.2                      Number, Election and Term of Office.  Except when state law permits a lesser number, the number of Directors of the Corporation shall be not less than one nor more than eleven, the precise number to be fixed by resolution of the Board of Directors from time to time. Except as provided in Section 3.4, the Directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting. Each Director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his or her successor shall have been elected and qualified.

3.3                      Removal.  Any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any stockholders’ meeting with respect to which notice of such purpose has been given, and a removed Director’s successor may be elected at the same meeting to serve the unexpired term.

3.4                      Vacancies.  A vacancy occurring in the Board of Directors, except by reason of removal of a Director, may be filled for the unexpired term, and until the stockholders shall have elected a successor, by affirmative vote of a majority of the Directors remaining in office though less than a quorum of the Board of Directors.

3.5                      Compensation.  Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors or the stockholders. A Director may also serve the Corporation in a capacity other than that of a Director and receive compensation, as determined by the Board of Directors for services rendered in that other capacity.

3.6                      Committees of the Board of Directors.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of two or more Directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing said committee.

ARTICLE FOUR

Meetings of the Board of Directors

4.1                      Regular Meetings.  Regular meetings of the Board of Directors shall be held immediately after the annual meeting of stockholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

4.2                      Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Secretary of the Corporation, or by any two Directors in office at that time, except that when the Board of Directors consists of only one Director, then one Director may call a special meeting.

4.3                      Place of Meetings.  Directors may hold their meetings at any place within or without the State of Indiana as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

4.4                      Notice of Meetings.  No notice shall be required for any regularly scheduled meeting of the Directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation or any Director thereof shall give notice to each Director of each special meeting which notice shall state the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least ten days before the date of the meeting, or by telephone, telegram, cablegram or facsimile transmission or personal delivery at least two days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

4.5                      Quorum.  At meetings of the Board of Directors, more than one-half of the Directors then in office shall be necessary to constitute a quorum for the transaction of business. In no case shall less than two Directors constitute a quorum, except that when the Board of Directors consists of only one Director, then one Director shall constitute a quorum.

4.6                      Vote Required for Action.  Except as otherwise provided in these By-Laws or by law, the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

4.7                      Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a written consent thereto shall be signed by all the Directors or members of the committee and such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors at a duly called and duly constituted meeting.

4.8                      Adjournments.  A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

4.9                      Participation by Conference Telephone.  Members of the Board of Directors, or members of any committee of the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting.

4.10                Presiding Officer.  The President shall preside at all meetings of the Board of Directors. In the absence of the President, the Board of Directors shall designate a Director to preside.

ARTICLE FIVE

Notice and Waiver

5.1                      Procedure.  Whenever these By-Laws require notice to be given to any stockholder or Director, the notice shall be given as prescribed in Section 2.4 or 4.4 for any stockholder or Director respectively. Whenever notice is given to a stockholder or Director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the stockholder or Director at his or her address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States Mail.

5.2                      Waiver.  Whenever any notice is required to be given to any stockholder or Director by law, by the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing signed by the Director or stockholder entitled to such notice or by the proxy of such stockholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

ARTICLE SIX

Officers

6.1                      Number.  The Officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors may elect a Controller and one or more of the following: Assistant Secretary, Assistant Treasurer and Assistant Controller. Any two or more offices may be held by the same person, except the offices of President and Secretary.

The Corporation may have a General Counsel who shall be appointed by the Board of Directors and shall have general supervision of all matters of a legal nature concerning the Corporation.

The Corporation may have a Chief Financial Officer who shall be appointed by the Board of Directors and shall have general supervision over the financial affairs of the Corporation.

6.2                      Election and Term.  All Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their earlier death, resignation, removal, retirement or disqualification.

6.3                      Compensation.  The compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

6.4                      Removal.  Any Officer or agent elected by the Board of Directors may be removed by the Board of Directors at any meeting with respect to which notice of such purpose has been given to the members thereof.

6.5                      President.  The President shall have such powers and perform such duties as may be assigned by the Board of Directors; and shall be the Chief Executive Officer of the Corporation and subject to the overall direction and supervision of the Board of Directors; and shall be in general charge of the affairs of the Corporation; and shall consult with and advise the Board of Directors on the business and the affairs of the Corporation. The President shall have the power to make and execute contracts on behalf of the Corporation and to delegate such power to others. In addition, the President may from time to time appoint in writing, which writing shall be placed in the minutes of the proceedings of the Board of Directors, such additional Officers of the Corporation (other than those elected or appointed by the Board of Directors) as in his opinion the business of the Corporation requires, to hold office at the pleasure of the President; and the President shall have the power to fix the salaries of any such appointed Officers as he in his discretion may determine. The President shall also have the power to remove in writing, which writing shall be placed in the minutes of the proceedings of the Board of Directors, any Officers of the Corporation (including those elected or appointed by the Board of Directors) as in his opinion the business of the Corporation requires. In the absence or disability of the President his or her duties shall be performed by such Vice President as the Board of Directs may designate. The President shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others.

6.6                      Vice Presidents.  The Vice President shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Any Vice President shall also have the power to make and execute contracts on the Corporation’s behalf and to delegate such power to others. Vice Presidents shall perform whatever duties and exercise such powers the Board of Directors or the President may from time to time assign.

6.7                      Secretary.  The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, Directors and committees of Directors. He or she shall have authority to give all notices required by law or these By-Laws, He or she shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his or her signature. The Secretary shall have the power and authority to vote on behalf of the Corporation any shares of stock, or equity interest in any Corporation, partnership, association or other entity, owned of record or beneficially by the Corporation. The Secretary shall perform such additional duties and have such additional powers as may be assigned to him or her from time to time by the Board of Directors or the President.

6.8                      Treasurer.  The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors and the President. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform such additional duties and have such additional powers as may be assigned to him or her from time to time by the Board of Directors or the President.

6.9                      Controller.  The Controller shall keep or cause to be kept in the books of the Corporation provided for that purpose a true account of all transactions and of the assets and liabilities of the Corporation. The Controller shall prepare and submit to the President periodic balance sheets, profit and loss statements and such other schedules as may be required to keep the President currently informed of the operations and financial condition of the Corporation, cause adequate internal audits of the financial condition of the Corporation, cause adequate internal audits of the financial transactions of the Corporation to be made, prepare and submit annual budgets, and perform such other duties as may be assigned by the Board of Directors or the President.

6.10                Assistant Secretary and Assistant Treasurer.  The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall perform such other duties or have such additional powers as may be assigned to them from time to time by the Board of Directors or the President.

6.11                Bonds.  The Board of Directors may by resolution require any and all of the Officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE SEVEN

Dividends

7.1                      Time and Conditions of Declaration.  Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash, property or in shares of capital stock.

7.2                      Reserves.  Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus or current net earnings of the Corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the Corporation.

7.3                      Stock Dividends — Unissued Shares.  Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Corporation out of any unreserved and unrestricted surplus of the Corporation; provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

7.4                      Stock Splits.  A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article.

ARTICLE EIGHT

Shares

8.1                      Authorization and Issuance of Shares.  The par value and the maximum number of shares, of any class, of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Certificate of Incorporation of the Corporation. The Board of Directors may, by resolution fixing the number of shares to be issued and the amount and kind of consideration to be received, increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the Certificate of Incorporation and the minimum requirements of the Certificate of Incorporation and of Indiana law.

8.2                      Stock Certificates.  The interest of each stockholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Indiana law. Stock certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation’s books. Each certificate for shares of the Corporation, the transfer of which is restricted by law, by these By-Laws or by contract, shall bear a legend conspicuously noting the existence of such restriction. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of any such Officer may be facsimile. In case any Officer or Officers who shall have signed or whose facsimile signature shall have been placed upon a stock certificate shall have ceased for any reason to be such Officer or Officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such Officer or Officers.

8.3                      Rights of Corporation with Respect to Registered Owners.  Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4                      Transfer of Stock.  Transfers of shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, shall be made upon the transfer books of the Corporation, kept at the office of the Secretary of the Corporation or the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.5 of these By-Laws must be completed.

8.5                      Lost, Stolen or Destroyed Certificates.  Any person claiming a stock certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

8.6                      Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than sixty (60) days (and, in the case of a stockholders’ meeting, not less than ten (10) days) prior to the date on which the particular action requiring such determination of stockholders is to be taken.

8.7                      Record Date if None Fixed.  If no record date is fixed, as provided in Section 8.6 of these By-Laws, then the record date for any determination of stockholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a stockholders’ meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of stockholders, is to be taken, in the case of such action.

ARTICLE NINE

Indemnification

9.1                      Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, Officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Indiana, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 9.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a Director, Officer or employee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director, Officer or employee to repay all amounts so advanced if it shall ultimately be determined that such Director, Officer or employee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors, Officers and employees. For purposes of this Article Nine, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

9.2                      Right of Claimant to Bring Suit.  If a claim under Section 9.1 of this Article is not paid in full by the Corporation within thirty (30) days after written claim has been received by the Corporation, the claimant may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Indiana law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such a standard of conduct.

9.3                      Non-Exclusivity of Rights.  The right to indemnification and payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4                      Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Indiana law.

9.5                      Expenses as a Witness. To the extent that any Director, Officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or Proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

9.6                      Indemnity Agreements.  The Corporation may enter into agreements with any Director, Officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Indiana law.

ARTICLE TEN

Books and Records

10.1                Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

10.2                Fiscal Year.  The fiscal year of the Corporation for each year shall be the calendar year.

10.3                Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.

10.4                Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders, when called for by the vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE ELEVEN

Amendments

11.1                Power to Amend By-Laws.  The Board of Directors shall have power to alter, amend or repeal these By-Laws or adopt new By-Laws, but any By-Laws adopted by the Board of Directors may be altered, amended or repealed, and new By-Laws adopted by the stockholders. The stockholders may prescribe that any By-Law or By-Laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

11.2                Conditions.  Action taken by the stockholders with respect to By-Laws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to By-Laws, shall be taken by an affirmative vote of a majority of all Directors then holding office.